Exhibit 99.a

Financial Statements

NOVA Chemicals Corporation

Canadian Employee Savings and Profit Sharing Plan for Certain U.S. Permanent Resident Employees of NOVA Chemicals

December 31, 2006

AUDITORS’ REPORT

To the Directors of

NOVA Chemicals Corporation

We have audited the statements of accumulated net assets of the NOVA Chemicals Corporation Canadian Employee Savings and Profit Sharing Plan for Certain U.S. Permanent Resident Employees of NOVA Chemicals as at December 31, 2006 and 2005, and the statements of plan continuity for the year ended December 31, 2006 and for the period from July 7, 2005 to December 31, 2005.  These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards.  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the accumulated net assets of the Plan as at December 31, 2006 and 2005 and the results of its operations and its cash flows for the year ended December 31, 2006 and for the period from July 7, 2005 to December 31, 2005, in accordance with Canadian generally accepted accounting principles.

Calgary, Canada
May 31, 2007	Chartered Accountants

NOVA Chemicals Corporation

Canadian Employee Savings and Profit Sharing Plan for Certain U.S. Permanent Resident Employees of NOVA Chemicals

STATEMENT OF ACCUMULATED NET ASSETS

As at December 31

	2006	2005
	$	$

Investments, at market value
NOVA Chemicals Corporation	—	833,708
Segregated short-term investment fund	—	486
Accumulated net assets	—	834,194

See accompanying notes

On behalf of the Savings Plan Administrators:

NOVA Chemicals Corporation

Canadian Employee Savings and Profit Sharing Plan for Certain U.S. Permanent Resident Employees of NOVA Chemicals

STATEMENT OF PLAN CONTINUITY

		Period from
	Year Ended	July 7, 2005 to
	December 31,	December 31,
	2006	2005
	$	$

Accumulated net assets, beginning of period	834,194	—

Contributions
Voluntary contributions	15,541	15,851
Profit sharing and share purchase incentive	2,684	3,170
	18,225	19,021

Investment income
Interest	13	3
Dividends	5,009	2,123
Realized gain	10,653	—
	15,675	2,126
	868,094	21,147

Withdrawals	(684,224)	—
Transfers into plan and other adjustments	—	629,177
Unrealized gain (loss) on investments (note 3)	(183,870)	183,870

Accumulated net assets, end of period	—	834,194

See accompanying notes

NOVA Chemicals Corporation

Canadian Employee Savings and Profit Sharing Plan for Certain U.S. Permanent Resident Employees of NOVA Chemicals

NOTES TO FINANCIAL STATEMENTS

December 31, 2006

1.              SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies of the Canadian Employee Savings and Profit Sharing Plan for Certain U.S. Permanent Resident Employees of NOVA Chemicals (the “Plan”) are as follows:

(a)          Investments in NOVA Chemicals Corporation (“NOVA Chemicals”) common shares are carried at market value, which is determined using listed market prices.

(b)         Investments in the segregated short-term investment fund comprise treasury bills, banker’s acceptances and short term notes, and are recorded at cost which approximates market value.

(c)          Interest income and employer and employee contributions are accounted for on an accrual basis.  Dividend income is recognized as of the ex-dividend date.

(d)         Administrative costs related to the Plan are absorbed by NOVA Chemicals.

(e)          The Plan is not subject to income taxes under the Income Tax Act.

2.              PROVISIONS OF THE PLAN

The Canadian Employee Savings and Profit Sharing Plan for Certain U.S. Permanent Resident Employees of NOVA Chemicals was established in order to comply with an exemptive order issued by the Securities and Exchange Commission prohibiting CIBC Mellon from netting buy and sell transactions from U.S. residents.  Members of the Employee Savings and Profit Sharing Plan for Canadian Employees of NOVA Chemicals Corporation (Canadian Savings Plan) who were permanent U.S. residents were transferred out of the Canadian Savings Plan in March 2005.  The assets were held in trust until the Canadian Employee Savings and Profit Sharing Plan for Certain U.S. Permanent Resident Employees of NOVA Chemicals was established in July 2005.  At that time, assets having a book value of $318,216 (the asset transfer was effected at book value since there were no deemed or actual dispositions of assets), representing the interest of the U.S. permanent resident employees, were transferred to the Plan.  Additional assets having a book value of $299,654 were transferred to the Plan in October 2005, representing the interest of members who subsequently relocated to the United States.

(a)          Participation was automatic for employees of NOVA Chemicals and certain affiliates who were members of the NOVA Chemicals Corporation Employee Savings and Profit Sharing Plan for Canadian Employees (the “Canadian Plan”) on the effective date of the Plan and reside in the U.S., and employees of NOVA Chemicals Corporation who reside in the U.S. providing they have been employed by NOVA Chemicals Corporation for longer than one year.  Employees who are members of the Canadian Plan and relocate to the U.S. may elect to participate in the Plan.

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(b)         Members can invest in:

[i]                        Ineligible NOVA Chemicals common shares which are NOVA Chemicals common shares not subject to the hold restriction described in item 2(b)[ii] (participation: no members).

[ii]                     Eligible NOVA Chemicals common shares which are NOVA Chemicals common shares subject to a hold restriction that prohibits the sale or withdrawal of these shares for approximately one calendar year after the end of the year in which they were acquired.  These shares attract a share purchase incentive contribution equal to 20% of the amount an employee invests in the eligible common shares (participation: no members).

[iii]                  A segregated short-term investment fund, which is a pool of certain debt securities (participation: no members).

(c)          Employer contributions for employees of NOVA Chemicals Corporation:

[i]                         A profit sharing contribution of 0% to 6% of an employee’s base annual salary contingent upon NOVA Chemicals’ annual net income in comparison to a net income target set by the Board of Directors and final payment approval by the Board of Directors;

[ii]                      20% share purchase incentive as described in item 2(b)[ii] above.

(d)         Member contributions:

[i]                         Employees of NOVA Chemicals Corporation receive Total Compensation credits from the Employer, following one year of employment services, which the employee can choose to allocate towards the Plan to offset their voluntary savings contribution.  Members who are employees of NOVA Chemicals Corporation can contribute up to 14% of their salary, of which up to 8% can be designated for investment in eligible NOVA Chemicals common shares as described in item 2(b)[ii] above.

(e)          Withdrawals:

[i]                         Members may withdraw any portion of their total account once each business day, except as specifically restricted in item 2(b)[ii] above.

(f)            Plan termination

[i]                         The Plan was terminated as of December 31, 2006. Members were notified and could elect to sell their investment in NOVA Chemicals shares or transfer the shares to a broker of their choice. Investments in cash investment vehicles were paid in cash upon termination of the Plan.

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3.              UNREALIZED GAIN ON INVESTMENTS

The unrealized loss on investments in 2006 represents the $183,870 unrealized depreciation in the value of NOVA Chemicals common shares held.

5.              SUBSEQUENT EVENT

On February 8, 2007, NOVA Chemicals’ Board of Directors approved a $912 profit sharing payment to the Plan of which $912 was paid to employees in cash and nothing was invested in either NOVA Chemicals common shares or other investment funds.

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